UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2019

CITIZENS HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	001-15375	64-0666512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Main Street, Philadelphia, Mississippi		39350
(Address of principal executive offices)		(Zip Code)

(601) 656-4692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Corporation held its Annual Meeting of Shareholders on April 23, 2019. There were 4,229,622 shares, or 86.24%, of the Corporation’s issued and outstanding shares of common stock represented either in person or by proxy at the Annual Meeting. The Corporation solicited proxies pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, and there were no solicitations in opposition to management’s solicitations.

The shareholders considered and voted upon three proposals at the Annual Meeting. The proposals were described in the Corporation’s Proxy Statement.

The first proposal concerned the election of three Class II directors to a three-year term expiring in 2022. The votes for each nominee were:

	Votes For	Votes Withheld	Broker Non-vote
David A. King	3,430,417	48,147	751,058
Greg L. McKee	3,445,553	33,011	751,058
Terrell E. Winstead	3,441,390	37,174	751,058

The second proposal was to conduct an advisory (non-binding) vote on the compensation paid to our executive officers. The shareholders approved the executive officer compensation by a vote of 3,415,960 shares for the proposal, 45,006 against the proposal and with 17,098 abstentions and 751,558 broker non-votes.

Finally, the third proposal was to ratify the approval by our Board of Directors of our independent registered public accounting firm for the 2019 fiscal year. This proposal was approved by a vote of 4,217,486 shares for the proposal, 6,366 shares against the proposal and with 5,770 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS HOLDING COMPANY

Date: April 25, 2019	By:	/s/ Robert T. Smith
Robert T. Smith
Treasurer and Chief Financial Officer,
(Principal Financial and Accounting Officer)